CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Collexis Holdings, Inc. for the quarter ended March 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the Quarterly Report on Form 10-QSB of Collexis Holdings, Inc. for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, fairly presents in all material respects, the financial condition and results of operations of Technology Holdings, Inc. .

By:	/s/ William D. Kirkland
Name:	William D. Kirkland
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	May 21, 2007